Exhibit 10.2

From: Alex Hauff

Sent: Thursday, April 2, 2026 10:04 AM

Subject: ENSC - 3i Subsequent Purchase Notice 4.2.26

Hi,

Pursuant to Section 2.1(b) of the Securities Purchase Agreement dated November 13, 2025 between Ensysce Biosciences, Inc. and 3i, LP, 3i, LP hereby provides written notice to purchase additional Shares and Warrants per the below breakdown.

Please confirm receipt of this Subsequent Purchase Notice.

Purchase breakdown;

●	Subscription Amount: $2,000,000
●	Preferred Shares Purchased: 2,000 shares (at the fixed purchase price of $1,000 per share).
●	Stated Value: $2,400,000 ($1,200 per share).
●	Hypothetical Underlying Common Shares: 4,363,636 shares (calculated by dividing the $2,400,000 Stated Value by the $0.55 ).
●	Total Warrant Coverage (200%): 8,727,273 warrants (calculated at 200% coverage of the underlying common shares).

Warrant Tranche Breakdown:

●	100% 18-Month Warrants: 4,363,637 warrants
●	100% 5-Year Warrants: 4,363,636 warrants

Alex Hauff, CFA

3i Fund | Partner | Chief Operating Officer

2 Wooster Street, 2nd Floor

New York, NY 10013